UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2007

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-31161

23-2908305

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the annual review of executive officers, on January 22, 2007, the Compensation Committee of our Board of Directors approved (1) 2006 cash bonuses and 2007 salaries for executive officers, and (2) the 2007 Annual Incentive Plan and 2007 corporate and individual goals for executive officers. The approved items are detailed below.

1.               Cash Bonuses and Salary Changes

The approved 2006 cash bonuses and 2007 salaries include the following for named executive officers:

Individual	Bonus for 2006	2007 Salary
Jack Lief, President and Chief Executive Officer	$260,000	$640,000
Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	$97,000	$371,000
Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	$82,000	$285,000
William R. Shanahan, Jr., M.D., Vice President, Chief Medical Officer	$75,000	$333,000
Steven W. Spector, Senior Vice President, General Counsel and Secretary	$97,000	$340,000

2.               Annual Incentive Plan and Corporate and Individual Goals

Under the 2007 Annual Incentive Plan, each participant is assigned a bonus target that is expressed as a percentage of annual salary, and the participant’s bonus award, if any, is based on the achievement of pre-established corporate and individual goals. All participants have the same corporate goals. Each of the corporate goals and the individual goals are approved by the Compensation Committee or the Board.

Individual bonus awards are to be determined at the end of 2007 based upon level of goal achievement, the quality of achievement, and the weighting of each goal. Eligible participants must be actively employed at Arena on the last day of 2007 to receive a bonus, and the Compensation Committee may modify or adjust the annual bonus award. The Company and the Board can change or waive any provision in the incentive plan at any time, including, without limitation, its award formula, performance measures and payout schedule. The Company and the Board have the right to exclude participants and exercise discretion, including canceling the plan or any earned awards. Participation in the incentive plan is not a guarantee of continued employment.

All executive officers participate in the plan. The following table lists the named executive officers, their bonus target expressed as a percentage of their 2007 salary, and the relative weighting assigned to corporate goals and individual goals:

		Relative Weighting
Individual	Bonus Target	Corporate goals	Individual goals
Jack Lief, President and Chief Executive Officer	50%	75%	25%
Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	35%	60%	40%
Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	35%	60%	40%
William R. Shanahan, Jr., M.D., Vice President, Chief Medical Officer	30%	50%	50%
Steven W. Spector, Senior Vice President, General Counsel and Secretary	35%	60%	40%

A participant will not earn any award payment if the weighted average completion of the participant’s goals is less than 50%. Total award payments are capped at 125% of the bonus target.

The Compensation Committee approved specific corporate and individual goals for participants. The corporate goals relate to the following categories: (i) development of internal clinical programs, (ii) progress of partnered programs, (iii) financial goals and (iv) progress of research programs.

The above description is qualified in its entirety by reference to the 2007 Annual Incentive Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1 2007 Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007	Arena Pharmaceuticals, Inc.

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Annual Incentive Plan